Exhibit 23.2

SRK Vancouver Suite 2200 – 1066 West Hastings Street Vancouver, BC V6E 3X2 T: +1.604.681.4196 F: +1.604.687.5532 vancouver@srk.com www.srk.com

CONSENT OF SRK CONSULTING (CANADA), INC.

 We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011, in the Company’s Registration Statements on Form S-3, as amended (File Nos. 333-172789, 333-172868 and 333-174816), and Form S-8 (File Nos. 333-171723 and 333-140588), any prospectuses or amendments or supplements thereto, and in any amendment to any of the foregoing.

SRK CONSULTING (CANADA), INC.

Date: January 11, 2012	/s/ Gilles Arseneau
Name: Gilles Arseneau, P. Geo.
Title: Principal Geologist

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